UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/29/2005

Brooke Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31698

KS	48-1009756
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, KS 66210
(Address of Principal Executive Offices, Including Zip Code)

913-661-0123
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Brooke Franchise Corporation, a subsidiary of Brooke Corporation ("BFC"), and Kyle L. Garst, Senior Vice President of BFC, entered into an Executive Employment Agreement dated March 29, 2005. The Agreement establishes an at-will employment relationship at an annual rate of base salary, indicates Mr. Garst's eligibility to participate in incentive compensation programs, provides for the protection of confidential company information, contains covenants not to solicit and a covenant not to compete, and provides for mediation and arbitration of disputes, among other provisions.

A copy of the Executive Employment Agreement of Kyle L. Garst is included as Exhibit 10.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 Executive Employment Agreement between Brooke Franchise Corporation and Kyle L. Garst.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Brooke Corporation

Date: March 30, 2005.	By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Executive Employment Agreement between Brooke Franchise Corporation and Kyle L. Garst